EXHIBIT 32
                                   ----------


          CERTIFICATION OF CHIEF EXECUTIVE and CHIEF FINANCIAL OFFICER


Pursuant to 18 U.S.C. ss. 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, I, Paul D. Hamm, Chief Executive and Chief Financial Officer of the Company, certify:

         1. The accompanying Quarterly Report on Form 10-QSB of the Company for the three months ended March 31, 2004 (the "Form 10-QSB"), fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

         2.   The information  contained in the 10-QSB fairly  presents,  in all
              material   respects,   the  financial   condition  and  result  of
              operations of the Company.


/s/ Paul D. Hamm
----------------
Paul D. Hamm
Chief Executive and
Chief Financial Officer

Date: November 23, 2004